Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-130251

PROSPECTUS SUPPLEMENT NO. 6
DATED JANUARY 4, 2007
(To Prospectus Dated August 7, 2006)

LIQUIDMETAL TECHNOLOGIES, INC.

11,614,322 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated August 7, 2006, of Liquidmetal Technologies, Inc., as supplemented by Supplement #1, dated August 9, 2006, Supplement #2, dated August 16, 2006, Supplement #3, dated October 12, 2006, Supplement #4, dated October 24, 2006, and Supplement #5, dated November 14, 2006.

This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplements #1, #2, #3, #4, and #5 thereto.  The Prospectus relates to the public sale, from time to time, of up to 11,614,322 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplements #1, #2, #3, #4, and #5.

This prospectus supplement includes the attached Current Report on Form 8-K, as filed by us with the Securities and Exchange Commission on January 4, 2007.

We may amend or supplement the Prospectus, as supplemented, from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus, as previously supplemented) is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 4, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2007

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100

Lake Forest, CA  92630

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On January 3, 2007, Liquidmetal Technologies, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $19.8 million in principal amount of 8% Convertible Subordinated Notes due December 2009 (the “Notes”). The Notes were issued pursuant to a Securities Purchase Agreement, dated January 3, 2007, among the Company and the purchasers of the Notes (the “Securities Purchase Agreement”). The principal purposes of the Private Placement were to raise additional funding for working capital and to provide for the repayment of certain indebtedness of the Company. The Notes were issued for aggregate cash in the amount of $12.9 million (before expenses and placement agent fees) and in payment of a total of $6.9 million in principal and accrued but unpaid interest under the Company’s previously issued 7% Senior Secured Convertible Notes Due August 2007 (the “7% Senior Notes”) and the Company’s  8% Unsecured Subordinated Notes (the “Subordinated Notes”).

The Notes are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price of $1.55 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Notes will be decreased to equal such lower price, provided that such adjustment will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions. In the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds 250% of the Conversion Price, the Company will have the right, but not the obligation, to require the holders of the Notes to convert the Notes into Company common stock at the conversion price then in effect. Such a mandatory conversion is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares into which the Notes are converted and certain minimum trading volumes in the stock to be issued.

The Notes will bear interest at 8% per annum with interest payable quarterly in arrears in cash, or, at the Company’s option, in the form of additional Notes (in which case the interest rate will be 10% per annum). The Company’s ability to pay interest with additional Notes is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. From and after an event of default under the Notes and for so long as the event of default is continuing, the Notes will bear default interest at a rate of 12% per annum (or 15% per annum if the Company elects to pay interest with additional Notes).

Beginning July 31, 2008 and at the end of each month thereafter, the Company will be required to redeem 1/36th of the principal amount of the Notes in cash or, at the Company’s election, with shares of Company common stock. The Company’s ability to pay the redemption amounts with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and

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certain minimum trading volumes in the stock to be issued. Any unconverted Notes will become due on December 31, 2009, although the Company will have the right at any time after 18 months following the issuance of the Notes to redeem the Notes in whole or in part for a cash redemption price of 105% of the portion of the principal amount being redeemed plus all accrued and unpaid interest thereon. The Notes are unsecured and are subordinate to the Company’s 6% Senior Convertible Notes Due July 2007 (the “6% Senior Notes”) and to certain secured financing from commercial lenders incurred by the Company in the future.

Under the Securities Purchase Agreement, the Company is required to repay within 5 days after the closing of the Private Placement all of the Company’s indebtedness (including the 7% Senior Notes), other than (i) trade debt, capital leases, and equipment financing incurred in the ordinary course of business, (ii) the Company’s loan from Kookmin Bank (in the approximate principal amount of $1.7 million), (iii) the Company’s credit facility with Hana Financial (in the approximate principal amount of $1.3 million), and (iv) the Company’s 6% Senior Notes (in the approximate principal amount of $2.1 million). The Securities Purchase Agreement also provides that the Company will be required to maintain a sufficient bank balance to provide for the timely repayment of its 6% Senior Notes. With respect to the Company’s 7% Senior Notes, the Company had approximately $9.9 million in principal amount of 7% Senior Notes outstanding as of December 31, 2006, and of this amount, $2.4 million has been paid through the issuance of Notes in the Private Placement, and the balance of the 7% Senior Notes will be paid within 5 days after the closing of the Private Placement in cash or through the negotiated conversion of such notes into Company common stock.

As a part of the Private Placement, the Company issued Warrants to the purchasers of the Notes giving them the right to purchase up to an aggregate of 6.4 million shares of the Company’s common stock at an exercise price of $1.93 per share. The warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the conversion price of the Notes then in effect, the exercise price of the Warrant will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. The foregoing adjustment to the exercise price will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase an aggregate of 248,710 shares of Company common stock at an exercise price of $1.55 per share. All of the Warrants (including the warrants granted to the Placement Agent) are immediately exercisable and will expire in December 2011.

In connection with the Private Placement, the Company and the purchasers of the Notes entered into a Registration Rights Agreement under which the Company is required, on or before 45 days after the closing of the Private Placement, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Notes and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review).   The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, up to a maximum amount of 18% of the aggregate amount of Notes sold in the Private Placement if the registration statement is not filed or does not become effective on a timely basis. The monetary penalties will accrue at the rate of 1% per month of the then-outstanding principal amount of

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the Notes. In the event that the Company is unable to include in the registration statement all shares of Company common stock issuable pursuant to the Notes and Warrants, then the Company will be required to file up to two additional registration statements to register the resale of any shares excluded from the originally filed registration statement and to pay the foregoing monetary penalties on the Notes convertible into the excluded shares until the resale of such excluded shares is covered by an effective registration statement or until such shares can be sold under SEC Rule 144.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:  Press release, dated January 4, 2007,  announcing the Private Placement. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Larry E. Buffington
Larry E. Buffington
President and Chief Executive Officer

Date: January 4, 2007

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EXHIBIT INDEX

Exhibit Number	Description

10.1

Securities Purchase Agreement, dated January 3, 2007 (the “Securities Purchase Agreement”), among Liquidmetal Technologies, Inc. (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”).

10.2	Form of Convertible Subordinated Note issued pursuant to Securities Purchase Agreement.

10.3	Form of Common Stock Purchase Warrant issued pursuant to Securities Purchase Agreement.

10.4	Registration Rights Agreement, dated January 3, 2007, among the Company and the Buyers.

99.1	Press Release, dated January 4, 2007, announcing completion of private placement.

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 3, 2007, among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.            The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144A (“Rule 144A”) of the Securities Act of 1933, as amended (the “1933 Act”), by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D (“Regulation D”) and as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B.            The Company has authorized 8% subordinated convertible notes of the Company in the form attached hereto as Exhibit A (together with any subordinated convertible notes issued in replacement thereof in accordance with the terms thereof, the “Notes”), which Notes shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes;

C.            The Company has authorized warrants in the form attached hereto as Exhibit B (together with all warrants issued to the placement agents in connection with the transactions contemplated by this Agreement, the “Warrants”), which Warrants shall be exercisable for shares of Common Stock (as exercised, the “Warrant Shares”), in accordance with the terms of the Warrants;

D.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (in each case, the “Investment Amount”);

E.             Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

F.             The Notes, the Conversion Shares, the Warrants, and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)           Purchase of Notes and Warrants.

(i)            Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes and the Warrants, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”). The aggregate principal amount of Notes to be sold at the Closing pursuant to this Agreement shall not be less than Fifteen Million Dollars ($15,000,000) and shall not be more than Thirty Million Dollars ($30,000,000).

(ii)           Closing. The Closing shall occur on the Closing Date at the offices of Foley & Lardner LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33602.

(iii)          Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Notes and Warrants to be purchased by each such Buyer at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at the Closing.

(b)           Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York, NY Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

(c)           Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes and Warrants which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)           No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares and the Warrant Shares issuable upon conversion of the Notes and the exercise of the Warrants, as the case may be, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the 1933 Act and applicable state securities laws. Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(b)           Qualified Institutional Buyer; Accredited Investor Status. Such Buyer is a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act (a “QIB”) and/or such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

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(c)           Transfer or Resale. In connection with such Buyer’s subsequent offers to sell, such Buyer (i) will offer the Notes and Warrants for resale only upon the terms and conditions set forth in this Agreement (the “Exempt Resales”), and (ii) will solicit offers to buy the Notes and Warrants only from, and will offer and sell the Notes only to, (A) persons reasonably believed by such Buyer to be QIBs or (B) persons reasonably believed by such Buyer to be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) or (C) persons reasonably believed by such Buyer to be non-U.S. persons referred to in Regulation S under the 1933 Act (“Non-U.S. Persons”), and in connection with each such sale, it will take reasonable steps to ensure that the purchaser of such Notes and Warrants is aware that such sale is being made in reliance on Rule 144A, Regulation D or Regulation S, as applicable.

(d)           General Solicitation. No form of general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act or, with respect to Notes and Warrants to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Buyer or any of its representatives in connection with the offer and sale of any of the Notes and Warrants.

(e)           Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f)            Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what such Buyer and its advisors, if any, believe to be satisfactory answers to any such inquiries. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)           No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)           Restrictions. Such Buyer understands that except as provided in this Agreement and the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall

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have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, such as Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(h); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(i)            Legends. Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without

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such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act.

(j)            Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

(k)           No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(l)            Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers. Such Buyer represents that it was not organized solely for purposes of making an investment in the Company.

(m)          Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales (as defined in Regulation SHO promulgated under the Exchange Act) involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding an investment in the Company. Such Buyer covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Such Buyer has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company  pursuant to Section 4(e) such Buyer will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and any information other than the terms of this transaction that the Company provided to Buyer on a confidential basis.

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(n)           No Group. Other than Affiliates of such Buyer who are also Buyers under this Agreement, such Buyer is not under common control with or acting in concert with any other Buyer and is not part of a “group.”  No Buyer, together with its Affiliates, will, following the Closing of the transactions contemplated hereby, beneficially own more than 10% of the voting power of the Company’s then-outstanding capital stock.

(o)           Buyer Due Diligence. Such Buyer acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, including the exhibits and schedules hereto, such Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Such Buyer is an informed and sophisticated in the transactions contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement. Such Buyer is consummating the transactions contemplated by this Agreement without any representation or warranty, expressed or implied, by the Company except as expressly set forth in this Agreement and the exhibits and schedules hereto. Such Buyer acknowledges and agrees that the Company does not make and has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company has no Subsidiaries except as set forth on Schedule 3(a) or on the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the

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consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion, issuance or exercise thereof, as the case may be, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

(c)           Issuance of Securities. The Notes and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the sum of 100% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants to be issued at such Closing. Upon conversion, exercise or issuance in accordance with the Notes and the Warrants, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of the Buyers contained in Section 2, the issuance by the Company of the Securities is exempt from the registration requirements of Section 5 of the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except which are the subject of written waivers or consents which have been obtained or effected on or prior to the Closing Date or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

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(e)           Consents. Except as disclosed in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (other then filings and reports relating to the offer and sale of the Securities required under Regulation D or applicable securities or “Blue Sky” laws as contemplated under Section 4(b) of this Agreement), and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.

(g)           No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(h)           No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i)            Rights Agreement. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

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(j)            SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof (whether or not required to be filed), and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and, to the Company’s knowledge, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l)            Absence of Certain Changes. Except as disclosed in Schedule 3(l) or in the SEC Documents, since September 30, 2006 (i) there has been no Material Adverse Effect, and (ii) the Company has not (A) declared or paid any dividends, (B) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business, or (C) had capital expenditures, individually or in the aggregate, in excess of $1,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3(p)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(m)          Conduct of Business. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(m), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the

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foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”) other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 3(m), since January 1, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(n)           Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Equity Capitalization. As of the date hereof, the number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Plans (as defined below), is set forth in Schedule 3(o). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents and other than pursuant to this Agreement and as contemplated by the Company’s employee and director benefit, incentive, or option plans disclosed in the Company’s SEC Documents (the “Plans”), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, and (ii) there are no agreements, understandings, claims, antidilution protection or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company or adjust the purchase or exercise price of any such instrument. Except as disclosed in the SEC Documents, there are no agreements or arrangements (other than the Registration Rights Agreement) under which the Company is obligated to register the sale of any of its securities under the 1933 Act.

(p)           Indebtedness and Other Contracts. Except as disclosed in Schedule 3(p) or in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the

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deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)           Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

(r)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s)           Employee Relations. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations

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with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)            Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u)           Intellectual Property Rights. To the knowledge of the Company and except as set forth in the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth in Schedule 3(u), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights which could have a Material Adverse Effect.

(v)           Environmental Laws. The Company and its Subsidiaries (i) are in material compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or

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otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w)          Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction in which such filings are required, (ii) has paid all taxes and other governmental assessments and charges that are owed by it, including all taxes shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been established on the Company’s books, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(y)           Disclosure. The Company confirms that it has not provided any of the Buyers or their respective agents or counsel with any information that will constitute material, nonpublic information on the Closing Date, other than information and documentation regarding the transactions contemplated by this Agreement, which information shall be included on the 8-K Filing (as defined in Section 4(e) below). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(z)            Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa)         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and

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procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.             COVENANTS.

(a)           Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status. With a view to making available to the Investors (as that term is defined in the Registration Rights Agreement) the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Investor, so long as such Investor owns Registrable Securities (the “Reporting Period”), promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(d)           Fees. The Company shall be responsible for the payment of any placement agent’s fees, transfer taxes or stamp duties, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

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(e)           Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York, NY Time, on the first Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Note, and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations.

(f)            Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 100% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants being issued at the Closing.

(g)           Sales by Buyers. Each Buyer will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Buyer will make any sale, transfer or other disposition of the Securities in violation of the federal or state securities laws.

(h)           Bank Account Balance; Payment of 6% Notes. At any time while there are still outstanding any of the Company’s 6% Senior Secured Notes Due July 29, 2007 (the “6% Notes”), the Company shall take all action necessary to have on deposit in the Company’s bank accounts an amount in cash equal to no less than the then-outstanding principal amount of the 6% Notes plus all accrued but unpaid interest thereon. On or before the July 29, 2007 maturity date of the 6% Notes, the Company will pay in full all principal and accrued but unpaid interest of any 6% Notes that are then outstanding, and the Company will not prior to such maturity date enter into any agreement to increase the principal amount of the 6% Notes, extend the maturity date of the 6% Notes, or materially increase the Company’s obligations under the 6% Notes.

(i)            Debt Repayment. Within five (5) days after the Closing, the Company will pay off all of its indebtedness other than the indebtedness set forth on Schedule 4(i) and other than trade debt, capital leases, and equipment financing incurred in the ordinary course of business.

(j)            Like Treatment of Investors. The terms of Securities issued to Buyers per the terms of this Agreement and the Transaction Documents shall be identical in all material respects. In addition, neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion of the Notes or exercise of the Warrants, or otherwise, to any Buyer or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment. of any terms or provisions of the

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Transaction Documents, unless such consideration is required to be paid to all Buyers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Buyers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted by the Company to each Buyer of Securities and negotiated separately by each Buyer, is intended for the Company to treat the Buyers as a class, and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(k)           Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(e), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 5 of the Registration Rights Agreement. Notwithstanding anything herein to the contrary, the Company shall have no indemnification obligations to any Buyer hereunder to the extent that an Indemnified Liability is attributable to the gross negligence or willful misconduct of such Buyer.

(l)            Tax Matters. The Buyers and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers shall notify the Company of

16

their determination of the allocation of the issue price of such investment unit among the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes so long as the same allocation is made by all Buyers.

(m)          Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and will not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible; provided that anti-dilution provisions similar to those contained in the Notes or Warrants (including “full-ratchet” or “weighted-average” anti-dilutions rights), as well as provisions similar to those contained in the Notes for the payment of interest or principal in shares of Common Stock solely at the option of the Company, shall not be deemed for the purposes of this provision to be securities convertible or exercisable at prices that vary with the market price of the Common Stock.

5.             TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). No instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent, and that the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Sections 2(c), (h), and (i), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit Notes or shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend so long as the Buyer complies with the terms of Section 2(h) and Section 2(i). The Company acknowledges that a breach by it of its obligations under this Section 5 will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a

17

breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer. Nothing in this Section 5 will affect in any way the Buyer’s obligations and agreements set forth in Section 4 hereof to comply with all applicable prospectus delivery requirements, upon resale of the Securities.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Notes and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.             CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes and the Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

(b)           Such Buyer shall have received the opinion of Foley & Lardner LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(c)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(d)           The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within 10 days of the Closing Date.

18

(e)           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors (the “Resolutions”), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(f)            The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

8.             TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

19

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing more than one-half of the aggregate principal amount of the Notes, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate principal amount of the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.
25800 Commercentre Drive, Suite 100
Lake Forest, California  92630
Facsimile: (949) 206-8008
Attention:  Larry Buffington, President and CEO
Email:  Larry.Buffington@Liquidmetal.com

20

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida  33602
Facsimile:              (813) 221-4210

Attention:              Curt Creely, Esq.

Email:                     ccreely@foley.com

If to a Buyer, to its address, electronic mail address, and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in the Notes).

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

21

(k)           Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(l)            Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

22

IN WITNESS WHEREOF, each Buyer and the Company have caused have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Name: Larry E. Buffington
Title: CEO/President

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Diamond Opportunity Fund, LLC

/s/ Fort Mason Master, LP

/s/ Fort Mason Partners, LP

/s/ Solomon Strategic Holdings, Inc.

/s/ The Tail Wind Fund Ltd.

/s/ Abdi Mahamedi

/s/ Whitebox Intermarket Partners LP

/s/ BridgePointe Master Fund Ltd.

/s/ Rockmore Investment Master Fund Ltd.

/s/ Castlerigg Master Investments Ltd.

/s/ Iroquois Master Fund

/s/ Wynnefield Partners Small Cap Value, LP

/s/ Wynnefield Partners Small Cap Value, LP I

/s/ Wynnefield Small Cap Value Offshore Fund, Ltd.

/s/ Rodd Friedman

/s/ Eric Brachfeld

/s/ Myron Neugeboren

/s/ Ricardo Salas

/s/ Winvest Venture Partners Inc.

/s/ Ed Neugeboren

/s/ Gryphon Master Fund, L.P.

[Signature Page to Securities Purchase Agreement]

/s/ GSSF Master Fund, LP

/s/ Leon Frenkel

/s/ Triage Capital Management L.P.

/s/ Triage Capital Management B, L.P.

/s/ Stratford Partners, LP

/s/ Kenneth Lisiak

/s/ Vestal Venture Capital

/s/ James Kang

/s/ Kurtis Jang

/s/ Charles Kim

/s/ Chuck Myong

/s/ Hamilton Investment Partners, LLC

/s/ Rockport Funding, LLC

/s/ Jay Deahna

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address, Email and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrants	Legal Representative’s Address and Facsimile Number

Schedule 3 (a)

•      Liquidmetal Golf (a California corporation)

•      Liquidmetal Korea Co., Ltd. (a South Korean organized entity)

•      Amorphous Technologies International (Asia) PTE Ltd.  (an entity organized under Singapore law — Inactive, dissolution in progress.)

•      Weihai Liquidmetal Company Ltd.  (an entity organized under Chinese law)

Schedule 3 (e)

None

Schedule 3 (l)

None other than that disclosed in SEC Documents

Schedule 3 (m)

None

Schedule 3 (o)

Shares outstanding:	44,261,768

Options Outstanding
1996 Long-Term Incentive Plan	3,257,265
2002 Director Plan - 2004	330,000
2002 Equity Plan	72,260
2002 Equity Plan - 2003	620,873
2002 Equity Plan - 2004	2,021,317
Options Not Under a Plan	2,221,508
Total	8,523,223

Schedule 3 (p)

None other than that disclosed in SEC Documents

Schedule 3 (s)

None

Schedule 3 (t)

None

Schedule 3 (u)

None

SCHEDULE 4(i)

Debt not required to be paid off after Closing

Creditor	Outstanding Principal
Kookmin Bank	$1,746,000
Hana Financial	$1,344,000
6% Senior Convertible Notes Due July 2007	$2,113,000

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Company Counsel Opinion

Exhibit A

Filed separately, therefore omitted.

Exhibit B

Filed separately, therefore omitted.

Exhibit C

Filed separately, therefore omitted.

Exhibit D

TRANSFER AGENT INSTRUCTIONS

LIQUIDMETAL TECHNOLOGIES, INC.

January 3, 2007

American Stock Transfer & Trust Company

Attn:  Mr. Joe Wolf

59 Maiden Lane

New York, NY 10038

Re:          Private Placement of Convertible Subordinated Notes

Ladies and Gentlemen:

This letter refers to that certain Securities Purchase Agreement, dated as of January 3, 2007 (the “Securities Purchase Agreement”), by and among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”) pursuant to which the Company is issuing to the Buyers Convertible Subordinated Notes (the “Notes”), which are convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).

The Company hereby authorizes and instructs you (provided that you are the transfer agent of the Company at such time):

(i)            to establish as of the date of this letter a reserve of [                  ] shares of Common Stock for issuance to holders of Notes upon conversion of their Notes (the “Conversion Share Reserve”). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof; and

(ii)           to issue shares of Common Stock upon conversion of the Notes (the “Conversion Shares”) to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s outside legal counsel that either (i) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) that sales of the Conversion Shares may be made in conformity with Rule 144 under the Securities Act and (b) if applicable, a copy of such registration statement, then within two (2) business days of your receipt of the Conversion Notice, you shall issue the certificates representing the Conversion Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the Securities Act or able to be sold under Rule 144, then, the certificates for such Conversion Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

A form of written confirmation from the Company’s legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the Securities Act is attached hereto as Exhibit II.

These instructions may not be rescinded or revoked other than by means of a communication signed by the Company.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact Curt Creely of Foley & Lardner LLP, our outside legal counsel, at (813) 225-4122.

Very truly yours,

THE COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Young Ham
Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this        day of January, 2007

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Enclosures

2

EXHIBIT I

LIQUIDMETAL TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Convertible Subordinated Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned hereby certifies to the Company that the undersigned’s conversion of the amount set forth above in accordance with Section 3(a) of the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note; provided that if the undersigned has previously waived the 4.99% beneficial ownership limitation upon no less than sixty one (61) days prior written notice, the undersigned certifies to the Company that the undersigned’s conversion of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

4

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated January 3, 2007 from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

5

EXHIBIT II

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company

Attn:  Mr. Joe Wolf

59 Maiden Lane

New York, NY 10038

Re:          Liquidmetal Technologies, Inc.

Ladies and Gentlemen:

We are counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the negotiation and execution of that certain Securities Purchase Agreement, dated as of January 3, 2007, by and among the investors named on the Schedule of Buyers attached thereto (the “Buyers”) and the Company (the “Purchase Agreement”). Upon the terms and subject to the conditions of the Purchase Agreement, the Company has issued to the Buyers its convertible subordinated notes (the “Notes”) convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Buyers, dated as of January 3, 2007 (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of its Common Stock issuable upon conversion of the Notes under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      , 2007, the Company filed the Registration Statement on Form S-1 (File No. 333-                  ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Buyers as a selling stockholder thereunder.

In connection with the Registration Statement, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY’S COUNSEL]

By:

CC:          [LIST NAMES OF BUYERS]

6

Exhibit E

ATTORNEYS AT LAW

100 NORTH TAMPA STREET, SUITE 2700
TAMPA, FL 33602-5810
P.O. BOX 3391
January 3, 2007	TAMPA, FL 33601-3391
813.229.2300 TEL
813.221.4210 FAX
www.foley.com

CLIENT/MATTER NUMBER
078489-0103

To the Addressees Set Forth on

Attached Schedule A

Re:          Liquidmetal Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company and the persons and entities set forth in Schedule A hereto (the “Purchasers”). This letter is being delivered to you pursuant to Section 7(b) of the Purchase Agreement. Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them in the Purchase Agreement.

In rendering this opinion, we have examined (i) the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement (collectively, the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation of the Company certified by the Secretary of the State of Delaware on December 28, 2006 (the “Certificate”), (iii) a certificate of good standing with respect to the Company issued by the Delaware Secretary of State dated December 28, 2006, (iv) a copy of the Bylaws of the Company certified by the Secretary of the Company on or about the date of this letter (the “Bylaws”), and (v) a copy of the resolutions of the Board of Directors of the Company adopted on December 28, 2006, as certified by the Secretary of the Company on the date of this letter. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth below. We also have relied upon the factual representations made by the Company in the Transaction Documents. We have made no attempt to independently verify the factual statements and representations contained in certificates or in the Transaction Documents.

As to the incorporation and good standing of the Company under the laws of the State of Delaware, we have relied solely on certificates from the Delaware Secretary of State dated December 28, 2006, which we assume remain accurate as of the date of this letter.

Our opinion in paragraph 4 concerning the validity, binding effect, and enforceability of the Transaction Documents means that (i) the Transaction Documents constitute effective contracts under applicable law, and (ii) subject to the remainder of this paragraph, a remedy will be

BOSTON	LOS ANGELES	SACRAMENTO	TALLAHASSEE
BRUSSELS	MADISON	SAN DIEGO	TAMPA
CHICAGO	MILWAUKEE	SAN DIEGO/DEL MAR	TOKYO
DETROIT	NEW YORK	SAN FRANCISCO	WASHINGTON, D.C.
JACKSONVILLE	ORLANDO	SILICON VALLEY

available to the applicable party if the Company is in material default under the Transaction Documents to obtain the practical realization of benefits contemplated by the Purchase Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (y) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (z) the unavailability of, or limitation on the availability of, specific performance or injunctive relief or a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability, or good faith.

The opinions set forth in this letter are limited solely to the laws of the State of Florida, the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. We note that the Transaction Documents provide that they are governed by the laws of the State of New York, and we have assumed, with your permission, that laws of the State of New York are the same as the laws of the State of Florida in all relevant respects. This letter has been prepared and is to be construed in accordance with the Reports on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions (September 1998) (the “Report”), and the Report is incorporated by reference in this letter.

In rendering the opinions set forth below, we have made the following assumptions, in addition to the other assumptions set forth in this letter: (i) the genuineness of all signatures other than those on behalf of the Company; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to originals of all documents and instruments submitted to us as photostatic copies, and the authenticity and completeness of the originals of such latter documents;  (iv) the legal capacity of each natural person; (v) the legal existence of all parties to the Transaction Documents other than the Company; (vi) the power and authority of each person other than the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person; (vii) the authorization, execution, and delivery by each person other than the Company of each document executed and delivered or to be executed and delivered by such person; (viii) the legality, validity, binding effect, and enforceability as to each person other than the Company of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person; (ix) the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents; (x) that there have been no undisclosed modifications of any documents reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents; (xi) the truthfulness of each statement as to all factual matters contained in any document reviewed by us in connection with this opinion; (xii) the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;  (xiii) that with respect to the Transaction Documents, there has been no mutual mistake of fact and there exists no fraud or duress; and (xiv) the constitutionality and validity of all relevant laws, regulations and agency actions.

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For purposes of this opinion, “to our knowledge” or “known to us” means the actual current conscious awareness of those attorneys in our firm who have given substantive attention to the transactions contemplated by the Transaction Documents, without independent investigation to determine the existence or absence of any facts or circumstances.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.             The Company is a corporation incorporated and in good standing under the laws of the State of Delaware.

2.             The Company has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents, to issue, sell and deliver the Notes, the Warrants, the Conversion Shares, and the Warrant Shares pursuant to the Transaction Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3.             All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Notes and the Warrants pursuant to the Purchase Agreement, the issuance and delivery the Conversion Shares and Warrant Shares, and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken.

4.             The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5.             The authorized capital stock of the Company as of the date hereof is 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. The Conversion Shares and Warrant Shares to be issued to the Purchasers have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and no subject to any preemptive rights. The issuance of the Notes and the Warrants has been duly authorized, and when issued and paid for in accordance with the terms of the Transaction Documents, such securities will be validly issued. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly reserved, and when issued in accordance with the terms of the Notes and Warrants, as applicable, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

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6.             Assuming (i) the accuracy of the information provided by the purchasers in the Transaction Documents including the relevant information with respect to the status of each purchaser (each, a “Purchaser” and collectively, the “Purchasers”) as an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (ii) that the Placement Agent has complied in all respects with the requirements of Section 4(2) of the Securities Act (including, without limitation, the provisions of Regulation D promulgated thereunder), (iii) the absence of any form of general solicitation or general advertising with respect to the offer or sale of the Securities, (iv) the registration or qualification of the Placement Agent as a broker-dealer in each jurisdiction in which the Placement Agent has placed or attempted to place the Securities, (v) the observance of all limitations on resale of the Securities, and (vi) the timely filing of a Form D with respect to the offer or sale of the Securities, the issuance and sale of the Securities by the Company to the Purchasers is exempt from registration under the Securities Act by virtue of Regulation D promulgated thereunder.

7.             The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Notes, Conversion Shares, Warrants, and Warrant Shares pursuant to the Purchase Agreement do not (a) conflict with or result in a violation of any provision of the Certificate or Bylaws, (b) conflict with or result in a violation of any provision of law, rule, or regulation known to us to be applicable to the Company,  or (c) to our knowledge, conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject.

8.             To our knowledge, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Notes, Conversion Shares, Warrants, or Warrant Shares or the consummation of the transactions contemplated thereby.

This opinion letter is provided to you for your exclusive use solely in connection with the Transaction Documents and the transactions contemplated thereby and may not be relied upon by any person other than you or for any other purpose without our prior written consent. This opinion letter may not be used, quoted, referred to, copied, published, or relied upon by, or furnished to, any other person without our prior written consent. This opinion letter speaks only as of the date hereof and to its addressee and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

DRAFT

Foley & Lardner LLP

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SCHEDULE A

[to be inserted]

[to be inserted]

Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

CONVERTIBLE SUBORDINATED NOTE

Issuance Date: January 3, 2007	Principal: U.S. $[ ]

FOR VALUE RECEIVED, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [INSERT HOLDER] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of interest as determined pursuant to Section 2, from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Subordinated Note (including all Convertible Subordinated Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Subordinated Notes (collectively, the “Notes” and such other Convertible Subordinated Notes, the “Other Notes”) issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 29.

(1)           MATURITY AND AMORTIZATION PAYMENTS.

(a)           Payment on Maturity. On January 3, 2010 (the “Maturity Date”), the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest, and following receipt of such payment, the Holder shall mark this Note as “Cancelled” and shall surrender such cancelled Note to the Company by courier, registered mail, or other traceable means. Beginning on the first day of the eighteenth (18th) calendar month following the calendar month in which the Issuance Date occurs, the Company may, upon thirty (30) calendar days prior written notice to Holder and at the sole election of the Company, prepay this Note in whole or in part for a cash redemption price equal to One Hundred Five Percent (105%) of the the portion of the principal amount being redeemed plus all accrued and unpaid interest on the portion of the principal amount being redeemed, provided that following such notice the Holder may convert all or any part of the portion of the Note to be redeemed so long as the Company receives a duly executed Conversion Notice pursuant to Section 3 of this Note prior to the date on which prepayment is actually made.

(b)           Amortization Payments. Beginning on July 31, 2008 and at the end of each month thereafter (each, an “Amortization Date”) until there is no outstanding Principal of this Note, the Company shall redeem $[                  ] [1/36th of the original Principal amount of this Note] of this Note (each, an “Amortization Redemption Amount”). If the Company is unable to redeem all Principal and Interest with respect to all Amortization Redemption Amounts on this Note and the Other Notes, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes subject to payment of an Amortization Redemption Amount on such Amortization Date pursuant to this Note and the Other Notes.

(c)           Payment of Amortization Redemption Amount. The Company shall pay the Amortization Redemption Amount in cash in accordance with the provisions of Section 12; provided, however, that if the Conditions to Amortization Conversion (as defined below) are satisfied or waived in writing by the Holder and the Company provides the Amortization Conversion Notice (as defined below), then the Company shall have the right to require the Holder to convert all or any such portion of the Amortization Redemption Amount designated in the Amortization Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the applicable provisions of Section 3(c)(i). The Company may exercise its right to require conversion under this Section 1(c) by delivering at least 20 Trading Days prior to such Amortization Date a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent that specifically describes the portion of the Amortization Redemption Amount for this Note and the Other Notes that will be paid in Common Stock (the “Amortization Conversion Notice” and the date all of the holders received such notice is referred to as the “Amortization Conversion Notice Date”). The Amortization Conversion Notice shall be irrevocable; provided; that if any of the Conditions to Amortization Conversion is not satisfied on the applicable Amortization Date or waived by the Holder, the Company will notwithstanding delivery of the Amortization Conversion Notice be required to pay the Amortization Redemption Amount in cash. The conversion price applicable to an Amortization Conversion (the “Amortization Price”) that is being paid in Common Stock pursuant to this Section 1(c) shall be 90% of the Weighted Average Price of the Common Stock for the 20 consecutive Trading Days immediately preceding the Amortization Date. For purposes of this Section 1(c), “Conditions to Amortization Conversion” means the following conditions: (i) the Common Stock shall be traded on the Principal Market, the NASDAQ Gobal Market or NASDAQ Capital Market, or the American Stock Exchange on the applicable Amortization Date, (ii) on the Amortization Date, either (x) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities then outstanding, together with the Common Stock to be issued on such Amortization Date, in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, (iii) an Authorized Share Failure shall not be in effect on the Amortization Date; and (iv) any such payment of the Amortization Redemption Amount in Common Stock shall not consist of more than 20% of the total dollar volume traded in the Common Stock for the 20 Trading Days prior to the Amortization Date.

(2)           INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Calendar Quarter and on the Maturity Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being April 1, 2007. Interest shall be payable on each Interest Date at the option of the Company (i) in cash at the rate of 8.00% per annum (the “Cash Interest Rate”) or (ii) at the rate of 10.00% per annum (the “Note Interest Rate”, and referred to sometimes herein as the “Interest Rate”) in the form of an additional Convertible Subordinated Note in the form of this Note in the principal amount of such Interest. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Cash Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased so that the Cash Interest Rate shall be twelve percent (12.00%) per annum and the Note Interest Rate per annum shall be fifteen percent (15%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. Notwithstanding the foregoing, the Company may not elect to pay interest at the Note Interest Rate and issue additional Convertible Subordinated Notes in the principal amount of such Interest unless either (i) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale of all of the then-outstanding Registrable Securities, together with the Common Stock issuable upon conversion of such additional Convertible Subordinated Notes in accordance with the terms of the Registration Rights Agreement or (ii) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.

(3)           CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) in increments of at least $50,000 of Principal (or such lesser amount if such amount represents the remaining Principal amount) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)           Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

(i)            “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus (B) accrued and unpaid Interest with respect to such Principal.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, $1.55.

(c)           Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into shares of  Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (Y) if the Transfer Agent is not participating in DTC Fast Automated Securities

Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)           Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay liquidated damages to the Holder for each day of such Conversion Failure in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)          Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)          Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(d)           Limitations on Conversions.

(i)            Beneficial Ownership. Unless waived by the Holder upon no less than sixty one (61) days prior written notice to the Company, the Company shall not effect any conversion of this Note pursuant to Section 3(a) to the extent that after giving effect to such conversion the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Even if the Holder waives the limitation set forth in the preceding sentence, the Company shall in no event effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(ii)           Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock that the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes representing at least a majority of the principal amounts of the Notes then outstanding. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)            the Company’s failure to pay to the Holder any amount of Principal or Interest when and as due under this Note if such failure continues for a period of at least five Business Days;

(ii)           the Company’s failure to pay to the Holder any amounts other than Principal or Interest when and as due under this Note, the Securities Purchase Agreement, or the Registration Rights Agreement, which failure is not cured within five Business Days after notice of such default sent by the Holder to the Company;

(iii)          any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined below) of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) other than with respect to any Other Notes and the Senior Indebtedness; provided that in the case of a payment default of such Indebtedness, such default is not cured within applicable cure periods; further provided that in the case of a non-payment default of such Indebtedness that has not resulted in an acceleration or redemption of such Indebtedness prior to its maturity, only upon acceleration or redemption of such Indebtedness;

(iv)          the Company shall fail to observe or perform any other material covenant or agreement contained in the Securities Purchase Agreement, which failure is not cured within ten Business Days after notice of such default sent by the Holder to the Company;

(v)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”),  or (D) makes a general assignment for the benefit of its creditors;

(vi)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case that remains undismissed for a period of 90 days, (B) appoints a Custodian of the Company or any of its Subsidiaries that remains undischarged or unstayed for a period of 90 days, or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vii)         a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

(viii)        any breach or failure to comply with Section 15 of this Note; or

(ix)           any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)           Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

(5)           RIGHTS UPON CHANGE OF CONTROL.

(a)           Change of Control. Each of the following events shall constitute a “Change of Control”:

(i)            the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii)           the sale or transfer of all or substantially all of the Company’s assets; or

(iii)          a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).

(b)           Assumption. Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common Stock or any successor resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding) to deliver to each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and satisfactory to the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

(c)           Redemption Right. At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending ten days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem; provided, however, that the Company shall not be under any obligation to redeem all or any portion of this Note or to deliver the applicable Change of Control Redemption Price unless and until the applicable Change of Control is consummated. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) the sum of (x) the product of (A) the Applicable Percentage (as defined below) and (B) the Conversion Amount being redeemed and (y) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment and (ii) the product of (x) the Applicable Percentage and (y) the sum of (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Share to be paid to the holders of the Common Shares upon consummation of the Change of Control (any such non-cash consideration in the form of securities to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price on the Trading Day immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment, (the “Change of Control Redemption Price”). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. For purposes of this Note, the term “Applicable Percentage” means 120% if the Change of Control is consummated on or before the first (1st) anniversary of the Issuance Date, 115% if the Change of Control is consummated after the first (1st) anniversary of the Issuance Date but on or before the second (2nd) anniversary of the Issuance Date, and 110% if the Change of Control is consummated at any time after the second (2nd) anniversary of the Issuance Date.

(6)           RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)           Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)           Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(7)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount (rounded to the nearest cent) equal to the New Securities Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)            Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the

Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. Notwithstanding anything in this Note to the contrary, in the event that the Company agrees to decrease the conversion price of any of its 7% Convertible Secured Promissory Notes due August 2007 in connection with an agreement by the holder of any such notes to convert the same, such decrease in the conversion price will not result in any adjustment to the Conversion Price pursuant to this Section 7(a) of this Note.

(iii)          Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion,  exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv)          Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing at least a majority of the principal amounts of the Notes then outstanding. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing at least a majority of the principal amounts of the Notes then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company, on the hand, and the holders of the Notes, on the other hand.

(v)           Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)           Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(9)           COMPANY’S RIGHT OF MANDATORY CONVERSION.    (a) Mandatory Conversion. If at any time from and after the Issuance Date, the Weighted Average Price of the Common Stock exceeds 250% of the Conversion Price as of the Issuance Date

(subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for each of any 20 consecutive Trading Days (the “Mandatory Conversion Measuring Period”) and the Conditions to Mandatory Conversion (as set forth in Section 9(c)) are satisfied or waived in writing by the Holder, the Company shall have the right to require the Holder to convert all or any such portion of the Conversion Amount of this Note designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 9(a) by delivering within not more than five Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable.

(b)           Pro Rata Conversion Requirement. If the Company elects to cause a conversion of all or any portion of the Conversion Amount of this Note pursuant to Section 9(a), then it must simultaneously take the same action with respect to the Other Notes (except that the Company is not required to take the same action with respect to the Other Notes to the extent limited by Section 3(d) in this Note or similar provisions under the Other Notes). If the Company elects to cause the conversion of this Note pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 9(a), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate principal amount of the Notes purchased by such holder pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate principal amount of the Notes and purchased by all holders pursuant to the Securities Purchase Agreement (except to the extent limited by Section 3(d) in this Note or similar provisions under the Other Notes) (such fraction with respect to each holder is referred to as its “Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Conversion Amount”). In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Allocation Percentage. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a), which Trading Day shall be at least 10 Business Days but not more than 60 Business Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to mandatory conversion from all of the holders of the Notes pursuant to this Section 9 (and analogous provisions under the Other Notes), (iii) each holder’s Pro Rata Conversion Amount of the Conversion Amount of the Notes the Company has elected to cause to be converted pursuant to this Section 9 (and analogous provisions under the Other Notes) and (iv) the number of shares of Common Stock to be issued to such Holder as of the

Mandatory Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date. If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

(c)           Conditions to Mandatory Conversion. For purposes of this Section 9, “Conditions to Mandatory Conversion” means the following conditions: (i) during the period beginning on the date that is six months prior to the Mandatory Conversion Date and ending on and including the Mandatory Conversion Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts as set forth in Section 3(c)(i); (ii) on each day during the period beginning on the first Trading Day of the Mandatory Conversion Measuring Period and ending on and including the Mandatory Conversion Date, the Common Stock shall be traded on the Principal Market, the NASDAQ Global Market or Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, or the American Stock Exchange; (iii) on the Mandatory Conversion Date either (x) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (iv) on the Mandatory Conversion Date, an Authorized Share Failure shall not be in effect; and (v) any such payment of the Conversion Amount in Common Stock shall not consist of more than 20% of the total dollar volume traded in the Common Stock for the 20 Trading Days prior to the Mandatory Conversion Date.

(10)         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11)         RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. Thereafter, the Company, so long as any of the Notes are outstanding, shall use commercially reasonable efforts to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”). The number of shares of Common Stock reserved for conversions of the Notes shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)           Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as practicable use commercially reasonable efforts to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.

(12)         HOLDER’S REDEMPTIONS.

(a)           Mechanics. In the event that the Holder has sent an Event of Default Redemption Notice or a Change of Control Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Note to the Company. If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice if such notice is received after the consummation of such Change of Control. With respect to an Amortization Redemption, the Company shall deliver the applicable Amortization Redemption Amount to the Holder within five Business Days after the end of the applicable month for such Amortization Redemption. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder, at the Holder’s request, a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Event of Default Redemption Price, the Change of Control Redemption Price, or the Amortization Redemption Amount (each, the “Redemption Price”), as applicable, to the Holder (or deliver any Common Stock to be issued pursuant to a Redemption Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Redemption Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Redemption Notice) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the Closing Bid Price on the date on which the Redemption Notice is voided.

(b)           Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(c) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13)         SUBORDINATION TO SENIOR INDEBTEDNESS.

(a)           General. The Company and the Holder covenant and agree that this Note shall be subject to the provisions of this Section 13 and to the extent and in the manner set forth in this Section 13, the indebtedness represented by this Note and the payment of Principal, Interest, the Redemption Price, and any redemption amount, liquidated damages, fees, expenses, or any other amounts in respect of this Note are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company now outstanding or hereinafter incurred.

(b)           No Payment if Senior Notes are Outstanding or if Default in other Senior Indebtedness.

(i)            No cash payment on account of Principal or Redemption Price of, or Interest on, this Note or any other payment payable with respect to this Note shall be made, and no portion of this Note shall be redeemed or purchased directly or indirectly by the

Company, unless and until the Senior Notes have been satisfied in full (whether the Senior Notes have been satisfied through cash payment or conversion); provided, however, that nothing in this paragraph shall limit the redemption of this Note with shares of Common Stock pursuant to Section 1(c) of this Note or the conversion of this Note by the Holder in accordance with the terms hereof.

(ii)           In addition to the preceding clause (i), no cash payment on account of Principal or Redemption Price of, or Interest on, this Note or any other payment payable with respect to this Note shall be made, and no portion of this Note shall be redeemed or purchased directly or indirectly by the Company, if at the time of such payment or purchase or immediately after giving effect thereto, (A) a default in the payment of principal, premium, if any, interest or other obligations in respect of any Senior Indebtedness, other than the Senior Notes, having either an outstanding principal balance or a commitment to lend greater than $500,000 (“Designated Senior Debt”) occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness) (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or (B) the Company shall have received notice (a “Payment Blockage Notice”) from the holder or holders of Designated Senior Debt that there exists under such Designated Senior Debt a default, which shall not have been cured or waived, permitting the holder or holders thereof to declare such Designated Senior Debt due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of (a) the date such default shall have been cured or waived, or (b) the 180th day immediately following the Company’s receipt of such Payment Blockage Notice. The Company shall resume payments on and distributions in respect of this Note, including any past scheduled payments of the principal of (and premium, if any) and interest on this Note to which the Holder would have been entitled but for the provisions of this Section 13(b)(ii) in the case of a Payment Default, within five (5) Business Days of the date upon which such Payment Default is cured or waived or ceases to exist (and if payment is made within such time period, any Event of Default with respect to such nonpayment shall be cured). In addition, notwithstanding clauses (A) and (B) of this subsection (ii), unless the holders of Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt or there is a Payment Default, the Company shall resume payments on this Note within (5) Business Days after the end of each Payment Blockage Period. In any consecutive 365-day period, there shall be (i) no more than three Payment Blockage Notices given in the aggregate on this Note and the Other Notes, irrespective of the number of defaults with respect to Designated Senior Debt during such period, and (ii) at least 90 days during which no Payment Blockage Period shall be in effect.

(c)           Payment upon Dissolution, Etc. In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a “Proceeding”), the Holder agrees that such Holder shall, upon request of a holder of Senior Indebtedness, and at such holder of Senior Indebtedness’ own expense, take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the Holder shall not waive any claim in any Proceeding without the written consent of such holder. If the Holder does not file a proper proof of claim or proof of debt in the form required in any Proceeding at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holder.

The Holder shall retain the right to vote and otherwise act with respect to the claims under this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that the Holder shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any of the lenders under the Senior Indebtedness established in any instruments or agreement creating or evidencing the Senior Indebtedness with respect to any of such collateral or guaranties, or (iii) contest the Holders’ obligations and agreements set forth in this Section 13.

Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full before the Holder shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 13 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder or any holders of the Notes.

(d)           Payments on Notes. Subject to Sections 13(b) and 13(c), the Company may make regularly scheduled payments of the Principal of, or Interest on, this Note or any other payment payable with respect to this Note, if at the time of payment, and immediately after giving effect thereto, there exists no Payment Default or a Payment Blockage Period (whether with respect to any of the Senior Notes or any other Designated Senior Debt).

(e)           Certain Rights. Nothing contained in this Section 13 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors including the holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance herewith.

(f)            Subrogation. Subject to payment in full in cash of all Senior Indebtedness, the rights of the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full in cash; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the subordination provisions of this Section 13 shall, as between the Holder and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

(g)           Rights of Holders Unimpaired. The provisions of this Section 13 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 13 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof (and premium, if any) and interest thereon, in accordance with the terms of this Note.

(h)           Holders of Senior Indebtedness. These provisions regarding subordination will constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders have agreed in writing thereto. The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provisions of this Section 13, (i) subject to the limitations set forth herein, increase the amount of, change the manner, terms or place of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend, modify, restate or supplement the same (provided that any such modified indebtedness continues to be constitute Senior Indebedness within the meaning of this Agreement and further provided that the principal amount of the Senior Notes shall not be increased), (ii) sell, exchange or release any collateral mortgaged, pledged or otherwise securing the Senior Indebtedness, (iii) release any Person liable in any manner for the Senior Indebtedness and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

(i)            Proceeds Held in Trust. In the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) prohibited by the provisions hereof shall be received by the Holder before all Senior

Indebtedness if paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness, as their respective interests may appear, as calculated by the Company, for application to, or to be held as collateral for, the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(j)            Blockage of Remedies. During any Payment Default or any Payment Blockage Period, if an Event of Default has occurred and is continuing under this Note, the Holder will not commence or join with any creditor of the Company in asserting or commencing any proceedings to collect or enforce its rights hereunder or take any action to foreclose or realize upon the indebtedness hereunder for a period beginning on the date of such Event of Default and ending on the first to occur of (i) the date that is 180 days following the date that the holders of the Senior Indebtedness are notified of such Event of Default or (ii) the date such Payment Default is cured, waived or ceases to exist or the date such Payment Blockage Period ends, as the case may be; provided, however, that until all of the Senior Indebtedness shall have been paid in full in cash, any payments, distributions or proceeds received by the Holder resulting from the exercise of any action to collect or enforce any right or remedy available to the Holder shall be subject to the terms of this Note.

(k)           Subsequent Senior Indebtedness Requested Modifications. In connection with the incurrence of any future Senior Indebtedness, the Holder agrees that it shall act reasonably and negotiate in good faith any modifications to the provisions of this Section 13 reasonably requested by the holder of such Senior Indebtedness; provided that nothing in this section shall restrict the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding from changing or amending this Section 13 pursuant to Section 17 hereof.

(l)            Failure to Make Payment. In the event that the Company is prohibited or restricted from making any payment required under under this Note by reason of the provisions of this Section 13, such prohibition or restriction shall not preclude the failure to make such payment from being an Event of Default under Section 4(a) of this Note.

(14)         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Note.

(15)         RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a)           Rank.      All payments due under this Note (a) shall rank pari passu with all Other Notes (“Pari Passu Indebtedness”), (b) shall be subordinate in right of payment to the prior payment of all existing and future Senior Indebtedness and (c) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Senior Indebtedness and Pari Passu Indebtedness.

(b)           Incurrence of Senior Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness which shall rank senior to the Notes other than Senior Indebtedness.

(c)           Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens. As used herein, “Permitted Liens” means (i) Liens incurred to secure Senior Indebtedness, (ii) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, to the extent of Indebtedness incurred within thirty days for such acquisition, construction or improvement and incurred within thirty days of such acquisition, construction or improvement, (iii) purchase money Liens, or (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law.

(d)           Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, other than Senior Indebtedness or Pari Passu Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing.

(16)         PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock (each, a “Distribution”), in each such case to the extent of the Distribution as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments (if any) under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17)         VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes provided such change or amendment is consented to by the Company, which such consent may be granted or withheld in the sole discretion of the Company.

(18)         TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(19)         REISSUANCE OF THIS NOTE.

(a)           Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

(20)         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(23)         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)         NOTICES; PAYMENTS.

(a)           Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty  days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding the foregoing, Section 4(i) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

(b)           Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(26)         CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(28)         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(29)         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)           “Approved Stock Plan” means any employee benefit, option or incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b)           “Bloomberg” means Bloomberg Financial Markets.

(c)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)           “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(e)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)            “Common Stock Deemed Outstanding” shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of the Senior Notes and all Convertible Securities outstanding on the Issuance Date, plus (iii) the number of shares of Common Stock reserved for issuance pursuant to Approved Stock Plans, but excluding any shares of Common Stock issuable upon conversion of the Notes or the Other Notes.

(g)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(i)            “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Senior Notes, the Notes, and the Other Notes; (iii) upon conversion of any Options or Convertible Securities which are outstanding on the Issuance Date, (iv) pursuant to or in connection with commercial credit arrangements, equipment lease financings, acquisitions of other assets or businesses, strategic transactions not primarily for financing purposes, or similar transactions into which the Company may enter with a non-affiliate.

(j)            “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) off-balance sheet liabilities retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, and (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

(k)           “Issuance Date” means January 3, 2007.

(l)            “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(m)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(n)           “Principal Market” means the OTC Bulletin Board.

(o)           “Registration Rights Agreement” means that certain registration rights agreement between the Company and the initial holders of the Notes relating to the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes and the exercise of the Warrants.

(p)           “SEC” means the United States Securities and Exchange Commission.

(q)           “Securities Purchase Agreement” means that certain securities purchase agreement between the Company and the initial holders of the Notes pursuant to which the Company issued the Notes and the Warrants.

(r)            “Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable costs, enforcement expenses (including reasonable legal fees and disbursements, collateral protection expenses and other reimbursement or indemnity obligations relating thereto)), and all other obligations of the Company under (i) the agreements or instruments evidencing the Senior Notes (together with any renewals, refundings, exchanges, refinancings, or other extensions thereof), (ii) any of the agreements or instruments evidencing any Indebtedness of the Company and its Subsidiaries arising after the Issuance Date to an unaffiliated, third-party commercial lender (together with any renewals, refundings, refinancings or other extensions thereof) for purposes of purchasing equipment (which debt shall be secured only by the assets purchased with such financing), and (iii) Indebtedness secured by up to a maximum of eighty five percent (85%) of the Company’s accounts receivable and/or up to sixty percent (60%) of the value of the Company’s inventory. For the avoidance of doubt, Senior Indebtedness shall not include the debt which is required to be paid by the Company pursuant to Section 4(i) of the Securities Purchase Agreement.

(s)           “Senior Notes” means the Company’s 6% Senior Secured Notes Due July 29, 2007 and, until required to be paid under Section 4(i) of the Securities Purchase Agreement, the Company’s 7% Senior Secured Convertible Notes Due August 2007.

(t)            “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(u)           “Warrants” means the warrants issued under the Securities Purchase Agreement to the initial holders of the Notes.

(v)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
	Name:	Young Ham
	Title:	Chief Financial Officer

EXHIBIT I

LIQUIDMETAL TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Convertible Subordinated Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned  hereby certifies to the Company that the undersigned’s conversion of the amount set forth above in accordance with Section 3(a) of the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note; provided that if the undersigned has previously waived the 4.99% beneficial ownership limitation upon no less than sixty one (61) days prior written notice, the undersigned certifies to the Company that the undersigned’s conversion of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated January 3, 2007 from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit 10.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES IN ACCORDANCE WITH APPLICABLE LAWS.

LIQUIDMETAL TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. [ ]	Date of Original Issuance: January 3, 2007

Liquidmetal Technologies, Inc., a Delaware corporation (together with any entity that shall succeed to or assume the obligations of Liquidmetal Technologies, Inc. hereunder, the “Company”), hereby certifies that, for value received, [ ] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [ ] shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.93 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including January 3, 2012; provided that with respect to any Warrant Shares that are not covered by an effective registration statement by the date which is one hundred twenty (120) calendars days after the Date of Original Issuance of this Warrant (the “Extension Date”), the expiration date of this Warrant as to such Warrant Shares shall be extended, but not beyond the seventh (7th) anniversary of the Date of Original Issuance, by an additional thirty (30) calendar days for every thirty (30) day period following the Extension Date that such Warrant Shares are not covered by an effective registration statement (the “Expiration Date”), and subject to the following terms and conditions:

1.             Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement dated January 3, 2007 to which the Company and the original Holder are parties (the “Purchase Agreement”) and the 8% Subordinated Convertible Unsecured Notes of the Company (the “Notes”) issued in connection therewith. The term “Common Stock” shall include the Company’s common stock, par value $0.001 per share as authorized on the date of the Purchase Agreement and any other securities or property of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive on the exercise hereof in lieu of or in addition to such common stock, or which at any time shall be issuable in exchange for or in replacement of such common stock. The term “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended.

2.             Holder of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary from the transferee and transferor.

3.             Recording of Transfers. Subject to Section 6, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. As a condition to the transfer, the Company may request a legal opinion as contemplated by the legend above and related terms of the Purchase Agreement. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             Exercise and Duration of Warrants.

(a)           This Warrant shall be exercisable by the registered Holder in whole or in part at any time and from time to time on or after the date hereof to and including the Expiration Date by delivery to the Company of a duly executed facsimile copy of the Exercise Notice form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company). At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder. If at any time (i) this Warrant is exercised after one year from the date of issuance of this Warrant but before the Expiration Date and (ii) during the Trading Day period immediately preceding the holder’s delivery of an Exercise Notice in respect of such exercise, a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that

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are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the holder of this Warrant also may exercise this Warrant as to any or all of such Unavailable Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise a reduced number of shares of Common Stock (the “Net Number”) determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised in a Cashless Exercise.

B= the VWAP on the Trading Day immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

VWAP = For any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

There cannot be a Cashless Exercise unless “B” exceeds “C”.

(b)           The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates),

3

as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants or Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(b), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 4(b) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 4(b) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such

4

Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(b)) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

5.             Delivery of Warrant Shares.

(a)           To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant upon exercise unless this Warrant ceases to be further exercisable for additional Warrant Shares. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. A “Date of Exercise” means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) except in the case of a Cashless Exercise, payment in full of the Exercise Price in immediately available funds or federal funds for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)           If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)           If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases in a bona fide arm’s length transaction for fair market value (in an open market transaction or otherwise) the number of shares of Common Stock necessary to deliver in satisfaction of a bona fide arm’s length sale for fair market value by the Holder of the Warrant Shares which the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the Holder’s total sales price (including brokerage commissions, if any) for the shares of Common Stock so sold and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice and reasonably detailed documentation indicating the amounts requested by the Holder in respect of the Buy-In.

(d)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or

5

inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.             Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and ownership thereof and customary and reasonable indemnity. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.             Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

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(a)           Stock Dividends and Splits, Recapitalizations, Etc. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or subdivides the outstanding shares of Common Stock into a larger number of shares (by any stock split, recapitalization or otherwise), then in each such case the Exercise Price shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and (ii) combines outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, recapitalization, or otherwise), then in each such case the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. Any adjustment made pursuant to clauses (i) and (ii) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or immediately after the effective date of such subdivision or combination (as the case may be). If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)           Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price shall be appropriately adjusted. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(c)           Adjustment of Exercise Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the New Securities Issuance Price. For purposes of determining the adjusted Exercise Price under this Section 9(c), the following shall be applicable:

(i)            Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(c)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange

7

or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 9(c)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 9(c), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii)          Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. Notwithstanding anything in this Warrant to the contrary, in the event that the Company agrees to decrease the conversion price of any of its 7% Convertible Secured Promissory Notes due August 2007 in connection with an agreement by the holder of any such notes to convert the same, such decrease in the conversion price will not result in any adjustment to the Exercise Price pursuant to this Section 9(c) of this Warrant.

(iv)          Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options

8

or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the Company.

(v)           Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)           Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this paragraph (d) and shall insure that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent

9

transaction analogous to a Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction that constitutes a Change in Control (as defined in the Notes), at the request of the Holder delivered before the 90th day after such Fundamental Transaction is consummated, the Company (or the successor to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date such Fundamental Transaction is consummated. For the purpose of this Warrant, “Black Scholes Value” means the value, as reasonably calculated by the Company, of this Warrant based on the Black-Scholes Option Pricing Model, provided that the Black Sholes Value of this Warrant shall not for this purpose exceed an amount equal to $5.00 multiplied by the number of shares of Common Stock for which this Warrant is exercisable at the time the Fundamental Transaction is consummated (with such $5.00 cap being subject to adjustment for stock dividends, stock splits, reverse stock splits, and the like).

(e)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f)            Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Section 9(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(h)           Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company,

10

then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least five calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.           Payment of Exercise Price. Upon exercise of this Warrant the Holder shall pay the Exercise Price in immediately available funds unless it is a Cashless Exercise in accordance with Section 4 hereof.

11.           No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by Bloomberg L.P. (or the successor to its function of reporting share prices) on the date of exercise.

12.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent and delivered by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:  (i) if to the Company, to Liquidmetal Technologies, Inc., 25800 Commercentre Drive, Suite 100, Lake Forest, California  92630. Attn: Chief Executive Officer, Facsimile No.: (949) 206-8008, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.           Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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14.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and the respective successors and assigns of the Holder it being understood that transfers of this Warrant by the Holder are subject to the legend set forth of the face hereof. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings to resolve any dispute concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”), although depositions may be taken in other locations. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of

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any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against such impairment.

(f)            This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. In connection with an exercise of this Warrant in accordance with the terms hereof, upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a Cashless Exercise if permitted hereunder), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:	Young Ham
Title:	Chief Financial Officer

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EXERCISE NOTICE

To Liquidmetal Technologies, Inc.

The undersigned hereby irrevocably elects to purchase                shares of common stock, par value $0.001 per share, of Liquidmetal Technologies, Inc. (“Common Stock”), pursuant to Warrant No. [  ], originally issued January 3, 2007 (the “Warrant”), and, if not a Cashless Exercise in accordance with Section 4, encloses herewith $         in cash, federal funds or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned hereby certifies to the Company that the undersigned’s exercise of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, calculated in accordance with Section 4(b) of the Warrant; provided that if the undersigned has waived the 4.99% beneficial ownership requirement by providing the Company with notice at least 61 days prior to the date hereof, the undersigned hereby certifies to the Company that the undersigned’s exercise of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 4(b) of the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Print Name of Holder:

Signature:
Name:
Title:

HOLDER’S SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER:

Holder’s Address:

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                           the right represented by the within Warrant to purchase                     shares of Common Stock of Liquidmetal Technologies, Inc. to which the within Warrant relates and appoints                          attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

Tax Identification Number or Social Security Number of Transferee

In the presence of:

Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 3, 2007, by and among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each an “Investor” and collectively, the “Investors”).

BACKGROUND

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of January 3, 2007, among the Company and the Investors (the “Purchase Agreement”). In connection with the Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, (i) to issue and sell on the date hereof to each Investor 8% Subordinated Convertible Unsecured Notes of the Company (the “Notes”), which are convertible into shares of Common Stock in accordance with the terms of the Notes (the “Conversion Shares”) and (ii) to issue and sell on the date hereof to the Investors warrants (the “Warrants”) to purchase shares of Common Stock  (the “Warrant Shares”).

AGREEMENT

The Company and the Investors hereby agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Advice” shall have the meaning set forth in Section 6(d).

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Conversion Shares” shall have the meaning set forth in the Background section.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the SEC.

“Effectiveness Date” means the earlier of: (i) the 90th calendar day following the Closing Date; provided, that, if the SEC reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then the Effectiveness Date under this clause (i) shall be the 120th calendar day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means the 45th day following the date of this Agreement.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Notes” shall have the meaning set forth in the Background section.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Warrant Shares, (ii) the Conversion Shares, (iii) any other securities into which the Warrant Shares and the Conversion Shares may be reclassified after the date hereof, and (iv) any shares of Common Stock issued as payment of principal amount or interest in lieu of cash with respect to the Notes; provided however, that any shares of Common Stock will cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144, or otherwise or such time as they are eligible to be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act; and provided further that any shares of Common Stock referred to in clause (iv) of this paragraph shall not be deemed Registrable Securities until (A) in the case of shares of Common Stock to be issued in satisfaction of the Amortization Redemption Amount pursuant to Section 1(c) of the Notes, the Amortization Conversion Notice Date (as defined in the Notes), (B) in the case of shares of Common Stock underlying any additional Notes issued pursuant to Section 2 of the Notes, the date on which the additional Notes are issued pursuant to said Section 2, and (C) in the case of shares of Common Stock issuable pursuant to Section 9 of the Notes, upon the Mandatory Conversion Notice Date.

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“Registration Expenses” means all registration and filing fees, printing expenses, and fees and disbursements of counsel for the Company to be incurred by the Company in connection with each Holder’ s registration rights under this Agreement.

“Registration Period” means the period commencing on any applicable Effectiveness Date and the earliest of (i) the fifth anniversary of such Effectiveness Date, (ii) the date on which the Holders are able to resell all of their respective Registrable Securities without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, or (iii) the date on which all of the Registrable Securities have been sold by the Investors under a Registration Statement or pursuant to Rule 144.

“Registration Statement” means the registration statement required to be filed in accordance with Section 2(a) including the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(j).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market or quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or Global Select Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Warrants” shall have the meaning set forth in the Background section.

“Warrant Shares” shall have the meaning set forth in the Background section.

2.             Registration.

(a)           On or prior to the Filing Date for the Warrant Shares, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement covering the resale of 100% of the number of Conversion Shares and Warrant Shares underlying the Notes and Warrants issued to the Holders on the date of this Agreement for an offering to be made on a continuous basis pursuant to Rule 415 (which number of shares is deemed by the parties to be a reasonable, good faith estimate of the maximum number of shares issuable pursuant to the Notes and Warrants through conversion or exercise by the Holders or through the payment by the Company of principal, interest, or redemption thereunder). The Registration Statement shall be on Form S-1 (or on such other form appropriate for such purpose) and shall contain (unless otherwise directed by the Holders and except if otherwise required pursuant to comments received from the SEC upon a review of such Registration Statement or pursuant to judicial and SEC interpretations) substantially the “Plan of Distribution” attached hereto as Annex A. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably possible but, in any event, no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement effective under the Securities Act during the balance of the applicable Registration Period.

(b)           Subject to the last sentence of this Section 2(b), if: (i) a Registration Statement under subsection (a) above is not filed on or prior to its Filing Date, or (ii) a Registration Statement under subsection (a) above is not declared effective by the SEC on or prior to its required Effectiveness Date, (iii) after its Effective Date, such Registration Statement under subsection (a) above ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of the Registration Period for more than an aggregate of thirty (30) Trading Days during any 12-month period (which need not be consecutive), or (iv) beginning on the date on which the first Registration Statement required by this Agreement is declared effective by the SEC, there are Excluded Securities (as defined in Section 2(c) below) not included for resale in a Registration Statement (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) Trading Day-period is exceeded, being referred to as an “Event Date”), then, in addition to any other rights available to the Holders under this Agreement or under applicable law: on the last day of each 30-day period after each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the then-outstanding principal amount of the Notes purchased by such

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Holder pursuant to the Purchase Agreement (the “Note Amount”). Notwithstanding anything to the contrary in this Section 2(b), the parties agree that (A) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (B) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.0% of the aggregate Note Amount of the Holders for any 30-day period (even if there are multiple Events during the same 30-day period), (C) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be eighteen percent (18%) of the aggregate original Note Amount of such Holder’s Notes, and (D) in the case of an Event described in clause (iv) of this paragraph, liquidated damages will not begin to accrue until the first Registration Statement filed under this Agreement is declared effective by the SEC and will cease to accrue on any Conversion Shares that are Excluded Securities as of the date on which an Additional Registration Statement is declared effective by the SEC for the resale of such Conversion Shares or, if earlier, on the date on which such Conversion Shares can first be sold by the Holder under Rule 144. The liquidated damages pursuant to the preceding sentence shall apply and be payable on a pro rata basis for any portion of a 30-day period prior to the cure of an Event and shall cease to accrue (unless earlier ceased) upon expiration of the Registration Period.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required under this Agreement to file or amend a Registration Statement for any offering that would be deemed by the SEC to constitute a primary offering of securities by the Company. In the event that, as a result of the operation of the preceding sentence, the Company cannot include all of the Registrable Securities in the Registration Statement, then the Company shall include in the Registration Statement the maximum number of Registrable Securities that can be included therein without causing the Registration Statement to be deemed to register a primary offering by the Company, with the number of Registrable Securities included in the Registration Statement to be allocated among the Holders in proportion to the total Warrant Shares and Conversion Shares held by each Holder (or issuable upon conversion or exercise of such Holder’s Notes and Warrants) on the date that the Registration Statement is filed. With respect to any Registrable Securities that are not included in the Registration Statement (the “Excluded Securities”), the Company shall include the Excluded Securities in a subsequently filed second Registration Statement (the “Additional Registration Statement”) that is filed on the earliest possible date on which Excluded Securities can be included in the Additional Registration Statement without the Additional Registration Statement being deemed to register a primary offering of securities by the Company (the “Additional Filing Date”); provided that if the Company is advised by the SEC that the inclusion of all Excluded Securities in the Additional Registration Statement would cause the Additional Registration Statement to be deemed a registration of a primary offering by the Company, then such Additional Registration Statement shall include only the maximum number of Excluded Securities that could be included in such Registration Statement without it being deemed to be a registration for a primary offering by the Company. If all Excluded Securities cannot be registered on the Additional Registration Statement, then the Company will be obligated to file a second Additional Registration Statement as soon as is permitted by the SEC to cover as many additional Excluded Securities as possible, although the Company will not be obligated to file any more than two (2) Additional Registration Statements for Excluded Securities. The Company’s obligations under this Agreement with respect to the first Additional Registration Statement and second Additional Registration Statement shall be the same as its obligations for the original Registration Statement, provided that the “Filing Date” for the first Additional Registration Statement shall be

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the Additional Filing Date, and the “Effectiveness Date” for the Additional Registration Statement shall be delayed by the number of days that elapses between the Filing Date and Additional Filing Date; and further provided that the “Filing Date” for the second Additional Registration Statement (if applicable) shall be the earliest possible date on which Excluded Securities can be included in the second Additional Registration Statement without the second Additional Registration Statement being deemed to register a primary offering of securities by the Company (the “Second Additional Filing Date”), and the “Effectiveness Date” for such second Additional Registration Statement shall be delayed by the number of days that elapses between the Filing Date for the original Registration Statement and the Second Additional Filing Date. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in any Registration Statement for such transferor. To the extent permitted under applicable SEC rules, procedures, or practices, any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

3.             Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than three (3) Trading Days prior to the filing of a Registration Statement or any pre-effective amendment thereto, furnish to the Holders by e-mail copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders (and changes (if any) to correct appropriate information about the Holder). The Company shall not file a Registration Statement or any pre-effective amendments thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Trading Days after the Holders have been so furnished copies of such documents.

(b)           (i)  Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Registration Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)           Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (i) with respect to each Registration Statement or any post-effective amendment, when the same

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has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement stale or otherwise ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           Furnish to each Holder by e-mail, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated herein by reference (to the extent requested by such Holder), and all exhibits to the extent requested by such Holder (including those previously furnished) promptly after the filing of such documents with the SEC.

(f)            Comply with Rule 172, promptly advise each Holder at any time the Company has not satisfied the requirements of Rule 172 and promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)           Prior to any public offering of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Registration Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(h)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)            Upon the occurrence of any event contemplated by Sections 3(c)(ii) through (v), as promptly as reasonably possible under the circumstances, and in the case of Section 3(c)(v) taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and that the event that resulted in the suspension of such Prospectus is otherwise cured. If the Company notifies the Holders in accordance with Sections 3(c)(ii) through (v) to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(j)            Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than five (5) Trading Days prior to the date on which a Registration Statement under this Agreement is to be filed or (if earlier) by the end of the fourth Trading Day following the date on which such Holder receives draft materials in accordance with this Section. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(b) hereof to such Holder who fails to furnish to the Company a fully completed Selling Shareholder Questionnaire as required by this Section or other information reasonably requested by the Company for compliance with applicable registration and disclosure requirements.

4.             Registration Expenses. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

5.             Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each

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Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii) through (v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware arising from or in connection with the transactions contemplated by this Agreement.

(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses to the extent arising out of or relating to: (i) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act after being advised by the Company that it has not satisfied the conditions of Rule 172 and that such Holder is, as a consequence, required to deliver a prospectus in connection with any disposition of Registrable Securities and has provided the Holder with a current prospectus to be used in connection with any such dispositions, (ii) an offer or sale of shares of Common Stock by such Holder occurring during a period in which sales under the Registration Statement are suspended as permitted by this Agreement, or (iii) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, assume the defense thereof, including the employment of counsel (one law firm) reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure, including impairment in its ability to defend such action.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (2) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel (one law firm) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such Proceeding by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party that relates to such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party subject to indemnification under Section 5(a) (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with these Sections) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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(d)           Contribution. In the event that indemnification under Section 5(a) or 5(b) is unavailable to or insufficient to hold harmless an Indemnified Party for any Losses (by reason of unenforceability due to public policy or otherwise), then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or other event under 5(a) or 5(b), as the case may be, to which such contribution applies.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.             Miscellaneous.

(a)           Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           No Piggyback on Registrations. Except as and to the extent specified in Schedule 6(b) hereto, neither the Company nor any of its security holders (other than the Holders

11

in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities and any shares of Common Stock issued upon conversion of the Notes in accordance with the terms of the Notes, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

(c)           Compliance. Each Holder covenants and agrees that (i) it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement; and (ii) it has no present plan, intention or understanding and has made no arrangement to sell the Registrable Securities at any predetermined time or for any predetermined price (other than such Holder’s right to sell the Registrable Securities pursuant to a Registration Statement filed pursuant hereto).

(d)           Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as practicable. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)           Piggy-Back Registrations. If at any time during the Effectiveness Period  there is not an effective Registration Statement covering all of the Registrable Securities then required hereunder to be registered at such time and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities (not already covered by an effective Registration Statement) such Holder requests to be registered, subject to customary underwriter cutbacks applicable to holders of registration rights and subject to restrictions in prior registration rights agreements. Notwithstanding anything to the contrary contained herein, this Section 6(e) shall not apply with respect to any Excluded Securities. In connection with any offering involving an underwriting of shares of Common Stock being issued by the Company for its own account or for the account of others pursuant to a registration statement, the Company shall not be required to include in such registration statement, the Registrable Securities held by any Holder that does not accept and agree to the terms of the underwriters selected by the Company.

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(f)            Amendments and Waivers. No provision of this Agreement may be waived or amended and waivers or consents to departures from the provisions hereof may not be given except in a written instrument signed by the Company and the Holders who hold (or have the right to acquire upon exercise of the Warrants) majority of the shares of Common Stock issued or issuable upon exercise of the Warrants. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i)            Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings to resolve any dispute concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”) although depositions may be taken in other places. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service

13

of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k)           Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)           Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The decision of each Holder to acquire Registrable Securities pursuant to the Transaction Documents has been made independently of any other Holder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with making its investment hereunder and that no Holder will be acting as agent of such Holder in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary (but may be permissible) for any other Holder to be joined as an additional party in any Proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Name: Larry E. Buffington
Title: CEO/President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTOR

/s/ Diamond Opportunity Fund, LLC

/s/ Fort Mason Master, LP

/s/ Fort Mason Partners, LP

/s/ Solomon Strategic Holdings, Inc.

/s/ The Tail Wind Fund Ltd.

/s/ Abdi Mahamedi

/s/ Whitebox Intermarket Partners LP

/s/ BridgePointe Master Fund Ltd.

/s/ Rockmore Investment Master Fund Ltd.

/s/ Castlerigg Master Investments Ltd.

/s/ Iroquois Master Fund

/s/ Wynnefield Partners Small Cap Value, LP

/s/ Wynnefield Partners Small Cap Value, LP I

/s/ Wynnefield Small Cap Value Offshore Fund, Ltd.

/s/ Rodd Friedman

/s/ Eric Brachfeld

/s/ Myron Neugeboren

/s/ Ricardo Salas

/s/ Winvest Venture Partners Inc.

/s/ Ed Neugeboren

/s/ Gryphon Master Fund, L.P.

/s/ GSSF Master Fund, LP

/s/ Leon Frenkel

/s/ Triage Capital Management L.P.

/s/ Triage Capital Management B, L.P.

/s/ Stratford Partners, LP

/s/ Kenneth Lisiak

/s/ Vestal Venture Capital

/s/ James Kang

/s/ Kurtis Jang

/s/ Charles Kim

/s/ Chuck Myong

/s/ Hamilton Investment Partners, LLC

/s/ Rockport Funding, LLC

/s/ Jay Deahna

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SCHEDULE 6(b)

The holders of the warrants issued in connection with the Company 8% Unsecured Subordinated Notes have piggyback registration rights with respect to any registration statement filed pursuant to this Agreement.

Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock registered hereunder on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      pledge, hypothecation, or assignment of shares;

•      privately negotiated transactions;

•      settlement of short sales (other than short sales established prior to the effectiveness of the Registration Statement to which this Prospectus is a part);

•      broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•      a combination of any such methods of sale; and

•      any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of their shares of Common Stock that are covered by this prospectus and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest may be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company is required to pay the Company’s fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the SEC. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

Annex B

Selling Shareholder Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of January 3, 2007 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)           Full Legal Name of Selling Shareholder

(b)           Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)           Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Shareholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a)           Type and Number of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)           Are you a broker-dealer?

Yes ☐	No ☐

(b)           If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes ☐	No ☐

Note:      If no, the SEC staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)           Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)           If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:      If no, the SEC staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)           Type and Amount of Other Securities beneficially owned by the Selling Shareholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Curt Creely

Foley & Lardner LLP

100 North Tampa St., Suite 2700

Tampa, Florida 33602

ccreely@foley.com

Fax No.:  813.221.4210

Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-206-8020
otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Completes Private
Placement of Approximately $ 19.8 Million

Lake Forest, Ca. January 4th, 2007 – Liquidmetal® Technologies Inc. (OTC: LQMT) announced the completion of a private placement of $19.8 million in principal amount of 8% Convertible Subordinated Notes due December 2009.

The Notes were issued in consideration of aggregate cash in the amount of $12.9 million and in payment of a total of $6.9 million in principal and accrued but unpaid interest under the Company’s previously issued 7% Senior Secured Convertible Notes Due August 2007 and the Company’s 8% Unsecured Subordinated Notes Due August 2007.  During the five days following the closing of the private placement, the Company will satisfy the remaining $7.5 million in 7% Senior Secured Convertible Notes through the payoff of such notes and through the negotiated conversion of such notes into common stock of the Company.

The Notes issued by the Company in the Private Placement will become due on the 3rd anniversary of the issue date of the Notes and require the Company make principal amortization payments beginning in July 2008 at a rate of 1/36th of the initial principal amount per month for each month thereafter that the Notes remain outstanding.  Prior to maturity, the Notes will bear interest at 8% per annum with interest being paid quarterly on the first day of each calendar quarter beginning April 1, 2007.  The Notes are convertible into shares of the Company’s common stock at $1.55 per share, subject to certain anti-dilution rights.  As a part of the Private Placement, the Company issued Warrants to the purchasers of the Notes giving them the right to purchase a number of shares of Company common stock equal to 50% of the principal amount of the purchaser’s Notes divided by the $1.93 conversion price of the Note.  The Warrants will expire on January 3, 2011.

Commenting on the completion of the funding, Larry Buffington, President and CEO, stated, “We are excited to strengthen our company with conversion of existing debt to equity and raising funds for ongoing Liquidmetal Technologies operations. Our expectations for growing customer relationships and higher levels of revenue in 2007 remain very strong. In parallel, we are pursuing incremental bottom line improvement with both business and infrastructure investment.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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